Exhibit (b)(2)

EXECUTION VERSION

CORGI BIDCO, INC.

c/o Clayton, Dubilier & Rice

375 Park Avenue, 18th Floor

New York, New York 10152

and

c/o TPG Capital, L.P.

345 California Street

San Francisco, California 94104

June 15, 2022

DEUTSCHE BANK AG NEW YORK BRANCH

DEUTSCHE BANK SECURITIES INC.

1 Columbus Circle

New York, New York 10019

UBS AG, STAMFORD BRANCH

600 Washington Boulevard

Stamford, Connecticut 06901

UBS SECURITIES LLC

1285 Avenue of the Americas

New York, New York 10019

BANK OF MONTREAL

BMO CAPITAL MARKETS CORP.

151 West 42nd Street

New York, New York 10036

MIZUHO BANK, LTD.

1271 Avenue of the Americas

New York, New York 10020

TD SECURITIES (USA) LLC

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

1 Vanderbilt Avenue

New York, New York 10017

SANTANDER BANK, N.A.

45 East 53rd Street

New York, New York 10022

ING CAPITAL LLC

1133 Avenue of the Americas

New York, New York 10036

Re: Letter Agreement Pursuant to

Commitment Letter and Fee Letter each dated May 24, 2022

Ladies and Gentlemen:

Reference is hereby made to the following agreements:

(a) the Commitment Letter dated as of May 24, 2022, by and among Corgi BidCo, Inc. (“AcquisitionCo”), Deutsche Bank Securities Inc. (“DBSI”), Deutsche Bank AG New York Branch (“DBNY” and, together with DBSI, “DB”), UBS AG, Stamford Branch (“UBS AG”), UBS Securities LLC (“UBS Securities” and, together with UBS AG, “UBS”), Bank of Montreal (“BMO”), BMO Capital Markets Corp. (“BMOCM” and, together with BMO, “BofM”) and Mizuho Bank Ltd. (“Mizuho” and, together with DB, UBS and BofM, the “Original Committed Bank Lenders”) (the “Commitment Letter”); and

(b) the Fee Letter dated as of May 24, 2022, by and among the Original Committed Bank Lenders and AcquisitionCo (the “Fee Letter”).

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Commitment Letter or the Fee Letter, as applicable.

1. Additional Agents. As contemplated by the first sentence of the fifth paragraph of the Commitment Letter, the parties hereto agree (a) to allocate 7.50%, 5.00% and 2.50% of the commitments in each of the First Lien Facilities (including without limitation, any First Lien Term Loan Flex Increase) and the Second Lien Facility (including without limitation, any Second Lien Flex Increase) to The Toronto-Dominion Bank, New York Branch (“TD Bank”), Santander Bank, N.A. (“Santander”) and ING Capital LLC (“ING”) respectively, (b) that each of the corresponding commitments in each of the Facilities of the Original Committed Bank Lenders is hereby reduced on a ratable basis as set forth on Annex A to this letter agreement and (c) to appoint TD Bank, Santander and ING as Additional Committing Lenders thereunder (each an “Additional Committing Lender” and, collectively, the “Additional Committing Lenders”). Each of the Additional Committing Lenders acknowledges that it has, independently and without any reliance upon any of the Original Committed Bank Lenders or any of their respective affiliates, or any of their respective officers, directors, employees, agents, advisors or representatives, and based on the financial statements of the Company and its affiliates and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this letter agreement and the transactions contemplated hereby.

2. Agreement of Each Additional Committing Lender to Be Bound; Titles; Etc. By execution hereof, the parties hereto agree that, subject to the terms and conditions set forth in the Commitment Letter, (a) each of TD Bank, Santander and ING hereby commits to provide 7.50%, 5.00% and 2.50%, respectively, of each of the First Lien Facilities (including without limitation, any First Lien Term Loan Flex Increase) and the Second Lien Facility (including without limitation, any Second Lien Flex Increase) and (b) each Additional Committing Lender agrees to be and shall be bound by the terms and conditions, subject to all commitments and obligations and entitled to all of the rights and benefits of a “Committed Lender” and “Lender” under the Commitment Letter and the Fee Letter as if such Additional Committing Lender was originally a party thereto; provided that, for the avoidance of doubt, the commitments of the Original Committed Bank Lenders and the Additional Committing Lenders to provide the First Lien Facilities (including without limitation, any First Lien Term Loan Flex Increase) and the Second Lien Facility (including without limitation, any Second Lien Flex Increase) as set forth on Annex A to this letter agreement are several, but not joint. Each of TD Securities (USA) LLC (“TD Securities”), Santander and ING shall act as a joint lead arranger and joint bookrunner for the First Lien Facilities and the Second Lien Facility and all references in the Commitment Letter and Fee Letter to “Lead First Lien Facilities Arrangers”, “Lead Second Lien Facility Arrangers” and “Lead Arrangers” shall be deemed to include TD Securities , Santander and ING in such capacities. By execution hereof the

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parties hereto agree that with respect to the second paragraph under the heading “General” in the Fee Letter that deals with any Alternate Transaction and payment of an Alternative Transaction Fee, each reference to “the date hereof” means the date of this letter agreement after giving effect to the terms hereof, including the reduction of the commitments in each of the Facilities of the Original Committed Bank Lenders in accordance with Section 1(b), above.

Each of the parties hereto further agrees to extend the date for (i) appointing Additional Committing Lenders as contemplated by the first sentence of the fifth paragraph of the Commitment Letter to June 28, 2022 and (ii) exercising the Alternate Second Lien Facility Option as contemplated by the sixth paragraph of the Commitment Letter to June 28, 2022.

3. Effect; Amendments; Governing Law; Etc. Except as specifically amended by this letter agreement, the Commitment Letter and the Fee Letter shall remain in full force and effect. This letter agreement shall be construed in connection with and form part of the Commitment Letter and the Fee Letter, as applicable, and any reference to any of the Commitment Letter or the Fee Letter shall be deemed to be a reference to the Commitment Letter and the Fee Letter, each as amended by this letter agreement. This letter agreement may not be amended or modified, or any provision hereof waived, except by an instrument in writing signed by the parties hereto. This letter agreement, the Commitment Letter and the Fee Letter set forth the entire agreement between the parties hereto and supersede all prior understandings, whether written or oral, between the parties hereto with respect to the matters herein and therein. AcquisitionCo agrees that this letter agreement and its contents are subject to the confidentiality provisions of the Commitment Letter applicable to AcquisitionCo. AcquisitionCo agrees that this letter agreement and its contents are subject to the indemnification provisions of the Commitment Letter. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. This letter agreement and the rights and duties of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES THEREUNDER. The submission to jurisdiction provision of the Commitment Letter is incorporated herein by reference, mutatis mutandis, and such provision shall apply to this letter agreement, and will bind each of the parties hereto, in the same manner and to the same extent as such provision applies to the Commitment Letter, the Fee Letter and the original parties thereto.

This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission or other electronic transmission (e.g., a “pdf”, “tiff” or “DocuSign”) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement or any document to be signed in connection with this letter agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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Very truly yours,

CORGI BIDCO, INC.

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

[Signature Page to Joinder to Corgi Commitment and Fee Letters]

ACKNOWLEDGED AND AGREED as of the date first written above:

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ William C. Frauen
Name: William C. Frauen
Title: Managing Director

By:	/s/ Celine Catherin
Name: Celine Catherin
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ William C. Frauen
Name: William C. Frauen
Title: Managing Director

By:	/s/ Celine Catherin
Name: Celine Catherin
Title: Managing Director

[Signature Page to Joinder to Corgi Commitment and Fee Letters]

UBS AG, STAMFORD BRANCH

By:	/s/ David Juge
Name: David Juge
Title: Managing Director

By:	/s/ Bruce Mackenzie
Name: Bruce Mackenzie
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ David Juge
Name: David Juge
Title: Managing Director

By:	/s/ Bruce Mackenzie
Name: Bruce Mackenzie
Title: Managing Director

[Signature Page to Joinder to Corgi Commitment and Fee Letters]

BANK OF MONTREAL

By:	/s/ Eric Oppenheimer
Name: Eric Oppenheimer
Title: Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Colin Bathgate
Name: Colin Bathgate
Title: Managing Director

[Signature Page to Joinder to Corgi Commitment and Fee Letters]

MIZUHO BANK, LTD.

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Managing Director

[Signature Page to Joinder to Corgi Commitment and Fee Letters]

TD SECURITIES (USA) LLC

By:	/s/ K. Alper Ilgar
Name: K. Alper Ilgar
Title: Managing Director

THE TORONTO-DOMINION BANK,NEW YORK BRANCH

By:	/s/ Mike Tkach
Name: Mike Tkach
Title: Authorized Signatory

[Signature Page to Joinder to Corgi Commitment and Fee Letters]

SANTANDER BANK, N.A.

By:	/s/ William Maag
Name: William Maag
Title: Managing Director

[Signature Page to Joinder to Corgi Commitment and Fee Letters]

ING CAPITAL LLC

By:	/s/ Roy De Jongh
Name: Roy De Jongh
Title: Director

By:	/s/ Clifford Beltzer
Name: Clifford Beltzer
Title: Director

[Signature Page to Joinder to Corgi Commitment and Fee Letters]

Annex A

Committed Lender	Current Committed Percentage for the First Lien Facilities and the Second Lien Facility	Revised Committed Percentage for the First Lien Facilities and the Second Lien Facility
DBNY	25.00%	21.25%
UBS AG	25.00%	21.25%
BMO	25.00%	21.25%
Mizuho	25.00%	21.25%
TD Bank	N/A	7.50%
Santander	N/A	5.00%
ING	N/A	2.50%